Exhibit 99.2

Zafgen Reports Inducement Grant Under NASDAQ Listing Rule 5635(c)(4)

BOSTON – October 12, 2017 – Zafgen, Inc. (Nasdaq:ZFGN), a clinical-stage biopharmaceutical company dedicated to significantly improving the health and well-being of patients affected by metabolic diseases, today announced that on October 9, 2017 the Company granted Jeffrey Hatfield, the Company’s Chief Executive Officer, (i) an option to purchase 550,000 shares of the Company’s common stock, with 25% of the option shares vesting on the first anniversary of Mr. Hatfield’s employment start date and the balance vesting in equal monthly installments over the next three years, subject to his continued service to the Company through each vesting date (“Option 1”), and (ii) an additional option to purchase 1,100,000 shares of the Company’s common stock, with such option shares vesting in accordance with certain stock price appreciation and other financial performance goals set forth in Mr. Hatfield’s offer letter with the Company (“Option 2,” and together with Option 1, the “Hatfield Options”). The Hatfield Options were made as a material inducement to Mr. Hatfield’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

About Zafgen

Zafgen (Nasdaq:ZFGN) is a biopharmaceutical company dedicated to significantly improving the health and well-being of patients affected by metabolic diseases including type 2 diabetes and obesity. Zafgen is focused on developing novel therapeutics that treat the underlying biological mechanisms of metabolic diseases through the MetAP2 pathway. The Company has pioneered the study of MetAP2 inhibitors in both common and rare forms of obesity, and in patients affected by type 2 diabetes. Zafgen’s lead product candidate is ZGN-1061, a fumagillin-class, injectable small molecule second generation MetAP2 inhibitor that was advanced into development due to its unique properties that maximize impact on metabolic parameters relevant to the treatment of type 2 diabetes and other related metabolic disorders. The Company recently completed its first Phase 1 clinical trial of ZGN-1061, and is in Phase 2 clinical testing in patients with type 2 diabetes. Zafgen holds exclusive worldwide rights for the development and commercialization of ZGN-1061. The Company aspires to improve the lives of patients through targeted treatments and has assembled a team accomplished in bringing therapies to patients affected by metabolic diseases.

Safe Harbor Statement

Various statements in this release concerning Zafgen’s future expectations, plans and prospects, including without limitation, Zafgen’s expectations regarding the use of ZGN-1061 and other second-generation MetAP2 inhibitors as treatments for metabolic diseases including type 2 diabetes and obesity and Zafgen’s expectations with respect to the timing and success of its preclinical studies and clinical trials of ZGN-1061 and its other product candidates, may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and

other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Zafgen’s ability to successfully demonstrate the efficacy and safety of ZGN-1061 and its other product candidates and to differentiate ZGN-1061 and its other product candidates from first generation MetAP2 inhibitors, such as beloranib, the preclinical and clinical results for ZGN-1061 and its other product candidates, which may not support further development and marketing approval, actions of regulatory agencies, which may affect the initiation, timing and progress of preclinical studies and clinical trials of its product candidates, Zafgen’s ability to obtain, maintain and protect its intellectual property, Zafgen’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Zafgen’s ability to manage operating expenses, Zafgen’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives when needed, Zafgen’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Zafgen’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Zafgen’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Zafgen’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zafgen explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media/Investor Relations Contact:

Zafgen, Inc.

Patricia Allen

Chief Financial Officer

617-648-9792

Argot Partners

Investor Relations

Laura Perry or Mary Jenkins

212-600-1902

laura@argotpartners.com

mary@argotpartners.com

Spectrum Science

Media Relations

Michelle Strier

202-587-2582

mstrier@spectrumscience.com